UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2013

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711
(Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Spectrum 750 Plan

General

On January 29, 2013, the Board of Directors of Spectrum Brands Holdings, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved a two-year superior achievement incentive compensation program for the Company’s named executive officers and other members of the Company’s management team and key employees referred to as the “Spectrum 750 Plan.”  The purpose of the Spectrum 750 Plan is to incentivize senior management to drive the Company’s performance in excess of key financial performance metrics over a two-year performance period consisting of the fiscal year ended September 30, 2013 (“Fiscal 2013”) and the fiscal year ended September 30, 2014 (“Fiscal 2014”).  The Spectrum 750 Plan is granted pursuant to the Company’s 2011 Omnibus Equity Award Plan (the “2011 Plan”).

Summary of Performance Metrics

The Spectrum 750 Plan is a two-year superior achievement program, with three key performance targets: (1) achieving adjusted EBITDA of at least $750 million in Fiscal 2014; (2) achieving cumulative free cash flow over Fiscal 2013 and Fiscal 2014 of at least $550 million; and (3) achieving an adjusted diluted earnings per share (EPS) metric in Fiscal 2014 of at least $5.00 per share.  Each award has three metrics with 40% of an award based on adjusted EBITDA, 40% on cumulative free cash flow, and 20% on the EPS metric.  There is no payout with respect to a metric if the target financial goal is not fully achieved as of September 30, 2014.

Participants in the Spectrum 750 Plan have the opportunity to earn additional award amounts based on achievement in excess of the performance targets.  The overachievement performance targets and weighting are as follows: (1) 40% of the overachievement award is based on adjusted EBITDA of $800 million as of September 30, 2014; (2) 40% of the overachievement award is based on cumulative free cash flow of $600 million for Fiscal 2013 and 2014 combined; and (3) 20% of the overachievement award is based on EPS of $6.00 per share for Fiscal 2014.  Awards will be adjusted based on linear interpolation for performance in excess of target.

Payment and Vesting; Eligibility

Under the Spectrum 750 Plan, awards are denominated in dollars for achieving 100% of the performance goals, but will be paid out in restricted stock units (RSUs) or shares of restricted stock based on fair market value at the time of the payout.  Each participant will be granted a target dollar value.  The RSUs or restricted stock will be issued under the 2011 Plan.  If the applicable performance criteria are met as of September 30, 2014, 50% of the award will be paid in RSUs or restricted stock within 74 days of the close of the fiscal year, and 50% will be paid in RSUs or restricted stock which vest one year from the first vesting date, subject to continued employment and any other applicable terms in the underlying award agreement.  There are expected to be between 150 to 200 participants in the Spectrum 750 Plan, which will include the Company’s named executive officers, members of the Company’s management team, and other key employees, including employees in the recently-acquired HHI Group.

The Spectrum 750 Plan also requires that the named executive officers, presidents of major business units, and seven other senior executives who receive RSUs or restricted stock pursuant to the plan adhere to certain share retention requirements.  In this regard, these participants are required to hold at least 25% of the shares they receive (net of shares withheld by the Company for tax purposes) for a one-year period after the date the shares vest.

Awards Under the Spectrum 750 Plan

On February 4, 2013, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, approved the following award opportunities under the Spectrum 750 Plan for the Company’s named executive officers (except John A. Heil, who announced his intention to retire from the Company effective March 31, 2013 and is not a participant in the Spectrum 750 Plan):

	Value of RSUs or Restricted Stock Granted (in $)
Name and Principal Position	Award at Target	Award at Maximum Overachievement	Total
David R. Lumley Chief Executive Officer and President–Global Batteries and President–Home and Garden	$10,000,000	$5,000,000	$15,000,000
Anthony L. Genito Executive Vice President, Chief Financial Officer and Chief Accounting Officer	$3,500,000	$1,500,000	$5,000,000
Terry L. Polistina President–Global Appliances	$3,500,000	$1,500,000	$5,000,000
Nathan E. Fagre Senior Vice President, General Counsel and Secretary	$350,000	$122,500	$472,500

Miscellaneous

The description of the Spectrum 750 Plan and related award agreements does not purport to be a complete description of the terms thereof and is qualified in its entirety by reference to the terms of the underlying awards.

Item 8.01  Other Events.

On January 29, 2013, the Company’s Board of Directors, upon the recommendation of the Compensation Committee, established stock ownership guidelines applicable to the Company’s named executive officers and all other officers at the Company and its subsidiaries with a level of Vice President or above.

Under the stock ownership guidelines, which became effective immediately upon approval, the officers are expected to achieve the levels of stock ownership indicated below (which equal a dollar value of stock based on a multiple of the officer’s base salary) in the applicable time periods:

Position	$ Value of Stock to be Retained (Multiple of Base Salary)	Years to Achieve
Chief Executive Officer	5x Base Salary	2 years
Chief Financial Officer, Presidents of business units, and General Counsel	3x Base Salary	2 years
Senior Vice Presidents	2x Base Salary	3 years
Vice Presidents	1x Base Salary	3 years

The stock ownership levels attained by an officer will be based on shares directly owned by the officer, whether through vested stock grants or open market purchases.  Unvested shares, restricted stock units, and stock options will not be counted towards the ownership goals.  The Compensation Committee will review on an annual basis the progress of the officers in meeting the guidelines, and in some circumstances failure to meet the guidelines by an officer could result in additional retention requirements or other actions by the Compensation Committee.

In addition, the Chief Executive Officer, Chief Financial Officer, business unit Presidents, the General Counsel, and seven other officers are also subject to an additional stock retention requirement, that they must retain at least 25 percent of the net shares (after tax withholding) for one year after the vesting date, of any shares of Company stock received under awards granted for Fiscal 2013 and the Spectrum 750 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.
Date: February 4, 2013

	By:	/s/ Nathan E. Fagre
Printed Name: Nathan E. Fagre
Title: General Counsel and Corporate Secretary